                                                                    EXHIBIT 99.d

                              AMENDED AND RESTATED

                              MANAGEMENT AGREEMENT

     This AMENDED AND RESTATED MANAGEMENT AGREEMENT  ("Agreement") is made as of the 1st day of August, 2004 by and between AMERICAN CENTURY  QUANTITATIVE EQUITY
FUNDS,  INC., a Maryland  corporation  and  registered  investment  company (the
"Company"),  and  AMERICAN  CENTURY  INVESTMENT  MANAGEMENT,  INC.,  a  Delaware
corporation (the "Investment Manager").

     WHEREAS,  the Company has adopted an Amended and  Restated  Multiple  Class
Plan  dated as of  September  3, 2002 (as the same may be  amended  from time to time,  the  "Multiple  Class  Plan"),  pursuant to Rule 18f-3 of the  Investment
Company Act of 1940, as amended (the "Investment Company Act");

     WHEREAS,  the Multiple Class Plan establishes one or more classes of shares for each series of shares of the Company;

     WHEREAS,  the  parties  hereto  have  agreed to a revised  methodology  for calculation  of the rate at which the  Management  Fee is payable  hereunder for each series and each class of each series of shares of the Company;

     WHEREAS,  the  revised  methodology  will  result  in  the  same  or  lower
Management  Fees than those that are currently in place for each series and each class of each series of shares of the Company; and

     WHEREAS,  the parties  hereto  desire to enter into this  Agreement  (i) to arrange for  investment  management  services  to be provided by the  Investment
Manager for all series and classes of shares issued by the Company;  and (ii) to reflect the revisions to the Management Fee  calculation  agreed to by the Board of Directors of the Company and the Investment Manager.

     NOW,  THEREFORE,  IN  CONSIDERATION  of the mutual  promises and agreements herein contained, the parties agree as follows:

     1.   INVESTMENT MANAGEMENT SERVICES. The Investment Manager shall supervise the  investments of each series of shares of the Company  contemplated as of the date  hereof,  and such  subsequent  series of shares as the
          Company  shall  select  the  Investment  Manager  to  manage.  In such
          capacity,   the   Investment   Manager  shall  maintain  a  continuous
          investment  program for each such series,  determine  what  securities shall be purchased or sold by each  series,  secure and evaluate  such information  as it deems proper and take whatever  action is necessary or  convenient  to perform  its  functions,  including  the placing of purchase and sale orders.

     2.   COMPLIANCE  WITH LAWS.  All  functions  undertaken  by the  Investment
          Manager  hereunder shall at all times conform to, and be in accordance with, any requirements imposed by:

          (a)  the  Investment   Company  Act  and  any  rules  and  regulations
               promulgated thereunder;

          (b)  any other applicable provisions of law;

          (c)  the Articles of Incorporation of the Company as amended from time to time;

                                                                          Page 1

                                AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

          (d)  the By-Laws of the Company as amended from time to time;

          (e)  the Multiple Class Plan; and

          (f)  the  registration  statement(s)  of the Company,  as amended from time to time,  filed  under  the  Securities  Act of 1933 and the
               Investment Company Act.

     3.   BOARD SUPERVISION.  All of the functions  undertaken by the Investment
          Manager  hereunder  shall at all times be subject to the  direction of the Board of Directors  (collectively,  the "Board of Directors",  and each Director individually a "Director") of the Company, its executive committee,  or any  committee or officers of the Company  acting under the authority of the Board of Directors.

     4.   PAYMENT  OF  EXPENSES.  The  Investment  Manager  will  pay all of the expenses of each series of the Company's  shares that it shall manage,
          other  than  interest,   taxes,   brokerage   commissions,   portfolio
          insurance,  extraordinary  expenses,  the fees and  expenses  of those
          Directors  who are not  "interested  persons" as defined in Investment
          Company Act (hereinafter  referred to as the "Independent  Directors")
          (including counsel fees), and expenses incurred in connection with the provision of shareholder  services and  distribution  services under a plan adopted pursuant to Rule 12b-1 under the Investment  Company Act.
          The  Investment  Manager  will  provide the Company  with all physical facilities  and  personnel  required to carry on the  business of each series that the  Investment  Manager shall  manage,  including but not limited to office space,  office  furniture,  fixtures and  equipment, office  supplies,  computer  hardware  and  software  and salaried and hourly  paid  personnel.  The  Investment  Manager  may at its expense employ  others  to  provide  all or any  part of such  facilities  and personnel.

     5.   ACCOUNT  FEES.  The Board of  Directors  may impose  fees for  various account services, proceeds of which may be remitted to the appropriate
          Fund or the  Investment  Manager at the  discretion  of the Board.  At least 60 days' prior  written  notice of the intent to impose such fee must be given to the shareholders of the affected series.

     6.   MANAGEMENT FEES.

          (a)  In  consideration  of the  services  provided  by the  Investment
               Manager,  each class of a series of shares of the  Company  shall pay to the Investment Manager a management fee that is calculated as described in this Section 6 using the fee schedules  described herein.

          (b)  Definitions

               (1)  An  "INVESTMENT  TEAM" is the  Portfolio  Managers  that the
                    Investment   Manager  has   designated  to  manage  a  given
                    portfolio.

               (2)  An  "INVESTMENT  STRATEGY"  is the  processes  and  policies
                    implemented  by  the  Investment   Manager  for  pursuing  a
                    particular  investment  objective  managed by an  Investment
                    Team.

               (3)  A  "PRIMARY  STRATEGY  PORTFOLIO"  is  each  series  of  the
                    Company, as well as any other series of any other registered investment  company for which the Investment  Manager serves as the  investment  manager and for which  American  Century
                    Investment   Services,   Inc.  serves  as  the  distributor;
                    provided, however, that a

                                                                          Page 2

                                AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

                    registered   investment  company  that  invests  its  assets
                    exclusively  in the  shares of other  registered  investment companies  shall not be a Primary  Strategy  Portfolio.  Any exceptions  to the above  requirements  shall be approved by the Board of Directors of the Company

               (4)  A "SECONDARY  STRATEGY PORTFOLIO" is another account managed by the  Investment  Manager  that  is  managed  by the  same
                    Investment  Team as that  assigned  to  manage  any  Primary
                    Strategy  Portfolio  that shares the same board of directors or board of trustees as the Company.  Any exceptions to this requirement  shall be approved by the Board of  Directors of the Company

               (5)  An "INVESTMENT  CATEGORY" for a series of the Company is the group to which the series is assigned  for  determining  the first component of its management fee. Each Primary Strategy
                    Portfolio  is  assigned  to  one  of  the  three  Investment
                    Categories   indicated   below.   The  Investment   Category
                    assignments for the series of the Company appear in Schedule
                    B to this  Agreement.  The assets in each of the  Investment
                    Categories  ("INVESTMENT  CATEGORY ASSETS") is determined as follows:

                    a)   MONEY MARKET FUND CATEGORY ASSETS. The assets which are
                         used to determine the fee for this Investment  Category
                         is the sum of the assets of all of the Primary Strategy
                         Portfolios  and  Secondary  Strategy   Portfolios  that
                         invest  primarily in debt securities and are subject to
                         Rule 2a-7 under the Investment Company Act.

                    b)   BOND FUND CATEGORY ASSETS. The assets which are used to
                         determine the fee for this  Investment  Category is the
                         sum  the  assets  of  all  of  the   Primary   Strategy
                         Portfolios  and  Secondary  Strategy   Portfolios  that
                         invest primarily in debt securities and are not subject
                         to Rule 2a-7 under the Investment Company Act.

                    c)   EQUITY FUND CATEGORY ASSETS.  The assets which are used
                         to determine  the fee for this  Investment  Category is
                         the  sum  the  assets  of all of the  Primary  Strategy
                         Portfolios  and  Secondary  Strategy   Portfolios  that
                         invest primarily in equity securities.

               (6)  The "PER ANNUM INVESTMENT  CATEGORY FEE DOLLAR AMOUNT" for a
                    series is the dollar  amount  resulting  from  applying  the applicable  Investment  Category Fee Schedule for the series of the Company (as shown on Schedule A) using the applicable
                    Investment Category Assets.

               (7)  The "PER ANNUM INVESTMENT CATEGORY FEE RATE" for a series of the  Company  is  the  percentage  rate  that  results  from dividing the Per Annum Investment Category Fee Dollar Amount for the series by the applicable  Investment Category Assets for the series.

               (8)  The "COMPLEX  ASSETS" is the sum of the assets in all of the
                    Primary Strategy Portfolios.

                                                                          Page 3

                                AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

               (9)  The "PER ANNUM  COMPLEX FEE DOLLAR  AMOUNT" for a class of a series of the Company shall be the dollar  amount  resulting from  application  of the Complex  Assets to the Complex Fee
                    Schedule for the class as shown in Schedule C.

               (10) The "PER ANNUM  COMPLEX FEE RATE" for a class of a series of the  Company  is  the  percentage  rate  that  results  from dividing  the Per Annum  Complex  Fee Dollar  Amount for the class of a series by the Complex Assets.

               (11) The "PER ANNUM  MANAGEMENT FEE RATE" for a class of a series of the  Company  is the  sum of  the  Per  Annum  Investment
                    Category Fee Rate applicable to the series and the Per Annum
                    Complex Fee Fee Rate applicable to the class of the series.

          (c)  DAILY  MANAGEMENT  FEE  CALCULATION.  For each calendar day, each class of each series of shares of the Company  shall accrue a fee calculated by multiplying  the Per Annum  Management Fee Rate for that  class  times the net  assets of the class on that day,  and further dividing that product by 365 (366 in leap years).

          (d)  MONTHLY MANAGEMENT FEE PAYMENT. On the first business day of each month,  each class of each series of shares of the Company  shall pay the management fee to the Investment Manager for the previous month.  The fee for the  previous  month  shall be the sum of the
               Daily  Management Fee  Calculations  for each calendar day in the previous month.

          (e)  ADDITIONAL  SERIES OR  CLASSES.  In the  event  that the Board of
               Directors  shall  determine  to issue  any  additional  series of shares for which it is proposed that the Investment Manager serve as investment  manager,  the Company and the  Investment  Manager shall enter into an Addendum to this Agreement  setting forth the name of the series or classes, as appropriate, the Applicable Fee and such other  terms and  conditions  as are  applicable  to the management of such series of shares.

     7.   CONTINUATION  OF AGREEMENT.  This Agreement  shall continue in effect, unless sooner terminated as hereinafter provided,  for a period of two years from the  execution  hereof,  and for as long  thereafter as its continuance  is  specifically  approved,  as to  each  series  of  the
          Company,  at  least  annually  (i) by the  Board of  Directors  of the
          Company  or by  the  vote  of a  majority  of the  outstanding  voting securities  of the Company,  and (ii) by the vote of a majority of the
          Directors  of the  Company,  who are not parties to the  agreement  or interested  persons  of any such  party,  cast in  person at a meeting called for the purpose of voting on such approval.

     8.   TERMINATION.  This  Agreement may be  terminated,  with respect to any series,  by the  Investment  Manager at any time without  penalty upon giving the Company 60 days'  written  notice,  and may be  terminated, with respect to any series,  at any time without  penalty by the Board of  Directors  of  the  Company  or  by  vote  of a  majority  of  the outstanding  voting  securities  of such  series  on 60 days'  written notice to the Investment Manager.

     9.   EFFECT OF ASSIGNMENT.  This Agreement shall automatically terminate in
          the  event  of  assignment  by  the  Investment   Manager,   the  term
          "assignment"  for this purpose  having the meaning  defined in Section
          2(a)(4) of the Investment Company Act.

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                                AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

     10.  OTHER ACTIVITIES.  Nothing herein shall be deemed to limit or restrict the  right  of the  Investment  Manager,  or the  right  of any of its officers,  directors or employees (who may also be a Director, officer or employee  of the  Company),  to engage in any other  business or to devote time and  attention to the  management  or other aspects of any other  business,  whether of a similar  or  dissimilar  nature,  or to render services of any kind to any other corporation, firm, individual or association.

     11.  STANDARD OF CARE.  In the absence of willful  misfeasance,  bad faith, gross negligence,  or reckless  disregard of its obligations or duties hereunder on the part of the Investment Manager,  it, as an inducement to it to enter into this Agreement,  shall not be subject to liability to the  Company or to any  shareholder  of the  Company for any act or omission  in the  course of, or  connected  with,  rendering  services hereunder  or for any losses that may be  sustained  in the  purchase, holding or sale of any security.

     12.  SEPARATE  AGREEMENT.  The  parties  hereto  acknowledge  that  certain provisions of the Investment Company Act, in effect, treat each series of shares of a registered  investment company as a separate investment company.  Accordingly, the parties hereto hereby acknowledge and agree that,  to the  extent  deemed  appropriate  and  consistent  with  the
          Investment Company Act, this Agreement shall be deemed to constitute a separate  agreement between the Investment  Manager and each series of shares of the Company managed by the Investment Manager.

     13.  USE OF THE NAMES  "AMERICAN  CENTURY" AND "BENHAM." The name "American
          Century" and all rights to the use of the names "American Century" and
          "Benham"  are the  exclusive  property  of American  Century  Services
          Corporation ("ACSC"), an affiliate of the Investment Manager. ACSC has consented to, and granted a non-exclusive  license for, the use by the
          Company and their  respective  series of the names "American  Century"
          and  "Benham"  in the name of the  Company  and any  series  of shares thereof. Such consent and non-exclusive license may be revoked by ACSC in its discretion if ACSC, the Investment  Manager, or a subsidiary or affiliate of either of them is not employed as the investment  manager of  each  series  of  shares  of the  Company.  In the  event  of such revocation,  the Company and each series of shares  thereof  using the name  "American  Century"  or  "Benham"  shall  cease  using  the name
          "American Century" or "Benham",  unless otherwise consented to by ACSC or any successor to its interest in such names.

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                                AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

     IN WITNESS  WHEREOF,  the parties have caused this Agreement to be executed by their  respective  duly  authorized  officers  as of the day and  year  first written above.

Attest:                                     AMERICAN CENTURY QUANTITATIVE
                                             EQUITY FUNDS, INC.

/s/ Charles A. Etherington                  /s/ William M. Lyons
------------------------------------        ------------------------------------
CHARLES A. ETHERINGTON                      WILLIAM M. LYONS
Assistant Secretary                            President

Attest:                                     AMERICAN CENTURY INVESTMENT
                                             MANAGEMENT, INC.

/s/ Charles C. S. Park                      /s/ Mark Mallon
------------------------------------        ------------------------------------
CHARLES C.S. PARK                           MARK MALLON
Secretary                                   Senior Vice President and
                                             Chief Investment Officer

                                                                          Page 6

AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.      SCHEDULE A:  CATEGORY FEE SCHEDULES
-----------------------------------------------------------------------------------------

                                   SCHEDULE A

                        INVESTMENT CATEGORY FEE SCHEDULES

MONEY MARKET FUNDS
========================  ======================================================
                                            RATE SCHEDULES

CATEGORY ASSETS            SCHEDULE 1        SCHEDULE 2           SCHEDULE 3
------------------------  ---------------- ----------------- -------------------
First $1 billion            0.2500%           0.2700%               0.3700%
Next $1 billion             0.2070%           0.2270%               0.3270%
Next $3 billion             0.1660%           0.1860%               0.2860%
Next $5 billion             0.1490%           0.1690%               0.2690%
Next $15 billion            0.1380%           0.1580%               0.2580%
Next $25 billion            0.1375%           0.1575%               0.2575%
Thereafter                  0.1370%           0.1570%               0.2570%
========================  ================ ================= ===================

BOND FUNDS
=================== =====================================================================
                                               RATE SCHEDULES

CATEGORY ASSETS     SCHEDULE 1 SCHEDULE 2  SCHEDULE 3  SCHEDULE 4 SCHEDULE 5  SCHEDULE 6
------------------- ---------- ---------- ----------- ----------- ---------- ------------
First $1 billion     0.2800%    0.3100%    0.3600%     0.6100%     0.4100%      0.6600%
Next $1 billion      0.2280%    0.2580%    0.3080%     0.5580%     0.3580%      0.6080%
Next $3 billion      0.1980%    0.2280%    0.2780%     0.5280%     0.3280%      0.5780%
Next $5 billion      0.1780%    0.2080%    0.2580%     0.5080%     0.3080%      0.5580%
Next $15 billion     0.1650%    0.1950%    0.2450%     0.4950%     0.2950%      0.5450%
Next $25 billion     0.1630%    0.1930%    0.2430%     0.4930%     0.2930%      0.5430%
Thereafter           0.1625%    0.1925%    0.2425%     0.4925%     0.2925%      0.5425%
=================== ========== ========== =========== =========== ========== ============

EQUITY FUNDS
========================== ===============================================
                                           RATE SCHEDULES

CATEGORY ASSETS                  SCHEDULE 1              SCHEDULE 2
-------------------------- ----------------------- -----------------------
First $1 billion                  0.5200%                 0.7200%
Next $5 billion                   0.4600%                 0.6600%
Next $15 billion                  0.4160%                 0.6160%
Next $25 billion                  0.3690%                 0.5690%
Next $50 billion                  0.3420%                 0.5420%
Next $150 billion                 0.3390%                 0.5390%
Thereafter                        0.3380%                 0.5380%
========================== ======================= =======================

                                                                        Page A-1

AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.      SCHEDULE B:  INVESTMENT CATEGORY ASSIGNMENTS
--------------------------------------------------------------------------------------------------

                                   SCHEDULE B

                         INVESTMENT CATEGORY ASSIGNMENTS

AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.

==================================== ======================= =================
Series                               Category                 Applicable Fee
                                                             Schedule Number

------------------------------------ ----------------------- -----------------
Income & Growth Fund                 Equity Funds                   1
------------------------------------ ----------------------- -----------------
Equity Growth Fund                   Equity Funds                   1
------------------------------------ ----------------------- -----------------
Small Company Fund                   Equity Funds                   2
------------------------------------ ----------------------- -----------------
Utilities Fund                       Equity Funds                   1
------------------------------------ ----------------------- -----------------
Global Gold Fund                     Equity Funds                   1
==================================== ======================= =================

                                                                        Page B-1

AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.     SCHEDULE C: COMPLEX FEE SCHEDULES
--------------------------------------------------------------------------------------

                                   SCHEDULE C

                              COMPLEX FEE SCHEDULES

===================== ==========================================================
                                           RATE SCHEDULES

Complex Assets          Advisor Class    Institutional Class  All Other Classes
--------------------- ---------------- ---------------------- ------------------
First $2.5 billion         0.0600%             0.1100%             0.3100%
Next $7.5 billion          0.0500%             0.1000%             0.3000%
Next $15.0 billion         0.0485%             0.0985%             0.2985%
Next $25.0 billion         0.0470%             0.0970%             0.2970%
Next $25.0 billion         0.0370%             0.0870%             0.2870%
Next $25.0 billion         0.0300%             0.0800%             0.2800%
Next $25.0 billion         0.0200%             0.0700%             0.2700%
Next $25.0 billion         0.0150%             0.0650%             0.2650%
Next $25.0 billion         0.0100%             0.0600%             0.2600%
Next $25.0 billion         0.0050%             0.0550%             0.2550%
Thereafter                 0.0000%             0.0500%             0.2500%
===================== ================ ====================== ==================

                                                                        Page C-1